Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55894, 33-68898, 333-09390, 333-38652 and 333-63878) and Form S-3 (Nos. 33-94666 and 333-1988) of Graphic Packaging International Corporation of our report dated February 11, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado March 21, 2003